UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): November 23, 2004

APRIA HEALTHCARE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14316 (Commission File Number)	33-0488566 (I.R.S. Employer Identification Number)

26220 Enterprise Court Lake Forest, CA (Address of principal executive offices)	92630 (Zip Code)

Registrant’s telephone number: (949) 639-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

On November 23, 2004, Apria Healthcare Group Inc. entered into a $500 million credit agreement with a syndicate of banks led by Bank of America, N.A. and The Bank of Nova Scotia. The agreement, which is structured as a revolving credit facility, replaces the company’s $400 million credit agreement, which consisted of two term loans and a $100 million revolving credit facility. The initial borrowing under the new credit facility totaled $224.8 million, the proceeds of which were used to pay the outstanding balances on the term loans. The increased borrowing capacity will be used for ongoing working capital, capital expenditures and general corporate purposes.

Indebtedness issued under Apria’s new credit agreement is secured by a pledge of the capital stock of the company’s subsidiaries. The pledge of stock may be released upon the achievement and maintenance of certain credit ratings as assigned by Moody’s Investor Services and Standard and Poor’s Ratings Group. The credit agreement contains covenants requiring the maintenance of certain financial ratios and various restrictions, including limitations on certain investments and certain additional borrowings.

The credit agreement permits Apria to select one of two variable interest rates: (1) the Eurodollar rate, which is equal to the London Interbank Offered Rate; or (2) the base rate, which is expressed as the higher of (a) the Federal Funds rate plus 0.50% or (b) the Prime Rate. Interest on outstanding revolving credit facility balances is determined by adding a margin to the Eurodollar or base rate in effect at each interest calculation date. Such margins are arranged into four pricing levels that range from .75% to 1.50% for Eurodollar loans and from 0% to .50% for base rate loans. Commitment fees on the unused portion of the revolving credit facility range from .15% to .375%. The applicable pricing level is determined by Apria’s credit rating, as reported by either Moody’s Investor Services or Standard and Poor’s Ratings Group. The margins currently in effect for Eurodollar and base rate loans are 1.0% and 0%, respectively. The current commitment fee is .20%.

The credit agreement provides for the issuance of letters of credit in amounts up to $20 million in the aggregate. The credit agreement expires November 23, 2009.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
                        Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 9.01.       Financial Statements and Exhibits

(c)	Exhibits:
Exhibit Number 10.1

Reference
Fourth Amended and Restated Credit Agreement, dated November 23, 2004, among Apria Healthcare Group Inc. and certain of its subsidiaries, Bank of America, N.A., The Bank of Nova Scotia and certain other lending institutions.

	99.1	Press release issued by Apria Healthcare Group Inc. on November 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APRIA HEALTHCARE GROUP INC. Registrant
November 30, 2004	/s/ AMIN I. KHALIFA Amin I. Khalifa Executive Vice President and Chief Financial Officer